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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93665), Form S-4 (Nos. 333-81201 and 333-
93649) and Form S-8 (Nos. 333-41749, 333-41751, 333-58651, 333-60537, 333-
69421, 333-78311, 333-93649, 333-35330, 333-35334 and 333-35418) of Encompass
Services Corporation of our report dated February 12, 2000, except as to Note 13, which is as of August 17, 2001, relating to the financial statements of Encompass Services Corporation, which appears in this Current Report on Form 8-K/A of Encompass Services Corporation.

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
December 3, 2001